                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                            ---
Check the appropriate box:

 X   Preliminary Proxy Statement
---
     Confidential, for Use of the Commission Only (as permitted
---  by Rule 14a-6(e)(2))

---  Definitive Proxy Statement

---  Definitive Additional Materials

---  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     BAY VIEW CAPITAL CORPORATION
-------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

                                N/A
-----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

 X   No fee required
---

---  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: _________________

     2) Aggregate number of securities to which transaction applies: _________________

     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         _________________

     4)  Proposed maximum aggregate value of transaction:
         $_________________


     5)  Total fee paid:



---  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by --- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

          NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT




                      [BAY VIEW CAPITAL LOGO]




                                                    April 18, 1997




Dear Stockholder:

     On behalf of the Board of Directors and management of Bay View, I cordially invite you to attend the Company's 1997 Annual Meeting of Stockholders. The meeting will be held at 2:00 p.m., local time, on May 22, 1997 at Bay View's main offices located at 2121 South El Camino Real, San Mateo, California 94403.

     The meeting is for the purpose of (i) the election of two directors of the Company; (ii) the approval and adoption of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000; (iii) the approval and adoption of an amendment to the Company's 1995 Stock Option and Incentive Plan to increase the number of shares of common stock reserved thereunder by 500,000; and (iv) such other matters as may properly come before the meeting.

     I encourage you to attend the meeting in person. Whether or not you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Bay View additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

     Thank you for your attention to this important matter.

                                   Sincerely,


                                   JOHN R. MCKEAN
                                   Chairman of the Board

                 BAY VIEW CAPITAL CORPORATION
                  2121 SOUTH EL CAMINO REAL
                SAN MATEO, CALIFORNIA  94403
                       (415) 573-7300


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 22, 1997

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Bay View Capital Corporation (the "Company") will be held at the Company's main offices located at 2121 South El Camino Real, San Mateo, California 94403, on May 22, 1997, at 2:00 p.m., local time.

     A proxy card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon

     I.   the election of two directors of the Company;

     II. the approval and adoption of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 60,000,000;

     III. the approval and adoption of an amendment to the Company's 1995 Stock Option and Incentive Plan to increase the number of shares of common stock reserved thereunder by 500,000;
and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 1997 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend and vote at the Meeting in person.

                              By Order of the Board of Directors




                              ROBERT J. FLAX
                              Secretary
San Mateo, California
April 18, 1997

-------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------

                         PROXY STATEMENT
                  BAY VIEW CAPITAL CORPORATION
                    2121 SOUTH EL CAMINO REAL
                  SAN MATEO, CALIFORNIA  94403
                          (415) 573-7300

                 ANNUAL MEETING OF STOCKHOLDERS
                           MAY 22, 1997


                           INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bay View Capital Corporation ("Bay View" or the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at Bay View's main offices located at 2121 South El Camino Real, San Mateo, California, on May 22, 1997 at 2:00 p.m., local time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about April 18, 1997. Certain of the information provided herein relates to Bay View Bank (the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, the stockholders of Bay View are being asked to: (i) elect two directors of the Company; (ii) approve the amendment to the Company's Restated Certificate of Incorporation (the "Certificate") to increase the number of shares of common stock which the Company is authorized to issue from 20,000,000 to 60,000,000; (iii) approve the amendment to the Company's 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") to increase the number of shares of common stock available for issuance thereunder from 500,000 to 1,000,000; and (iv) such other matters as may properly come before the meeting or any adjournments or postponements thereof.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of Bay View common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein and for the proposals to approve the amendment to the Certificate and the amendment to the 1995 Stock Option Plan. Bay View does not know of any matters other than as described in the Notice of Meeting that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and voted on the election of directors. Votes withheld and broker non-votes will have no effect on the election of directors. Approval of the amendment to the Certificate requires the affirmative vote of the holders of a majority of the total votes eligible to be cast at the Meeting. Proxies marked to abstain and broker non-votes will have the same effect as votes against the proposal to amend the Certificate. Approval of the amendment to the 1995 Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain will have the same effect as votes against the proposal to amend the 1995 Stock Option Plan. Broker non-votes will have no effect on the proposal. A majority of the shares of the Company's common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:
(i) filing with the Secretary of Bay View at or before the Meeting a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Bay View at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert J. Flax, Esq., Vice President, General Counsel and Secretary, Bay View Capital Corporation, 2121 South El Camino Real, San Mateo, California 94403.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     Record holders of common stock as of the close of business on March 31, 1997 will be entitled to one vote for each share then held. As of that date, the Company had 6,485,080 shares of common stock issued and outstanding.

     The following table sets forth, as of December 31, 1996, certain information as to (i) those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock, (ii) the shares of common stock beneficially owned by the executive officers named below and (iii) all directors and executive officers as a group.




                               Shares               Percent
                            Beneficially              of
   Beneficial Owner            Owned                 Class
--------------------------- ------------            --------

Pioneering Management......   463,200(1)             6.97%
Corporation
60 State Street
Boston, Massachusetts 02114

Southeastern Asset..........  450,400(2)             6.80
Management, Inc.
6075 Poplar Avenue, Suite 900
Memphis, Tennessee 38119

Mellon Bank Corporation.....  388,000(3)             5.84
C/O Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Edward H. Sondker...........   57,000(4)              .85

David A. Heaberlin..........   36,500(4)              .54

Robert J. Flax..............   41,469(4)              .61

John N. Buckley.............   15,778(4)              .24

Cynthia L. Hart.............   10,501(4)              .16

All directors and executive
officers as a group
(16 persons)................  454,885(4)(5)          6.40

______________
     (1) As reported by Pioneering Management Corporation ("Pioneering"), a registered investment adviser. Pioneering reported sole voting power as to 463,200 shares, sole dispositive power as to no shares, shared voting power as to no shares and shared dispositive power as to 463,200 shares. Virtually all of the shares are owned by numerous clients of Pioneering, none of whom is known by Pioneering to own more than 5% of the Company's outstanding shares of common stock.

     (2) As reported by Southeastern Asset Management, Inc. ("Southeastern"), a registered investment adviser. Southeastern reported sole voting power as to 109,250 shares, sole dispositive power as to 125,450 shares and shared voting and dispositive power as to 325,000 shares. O. Mason Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern, also may be deemed to beneficially own the 450,450 shares. Mr. Hawkins disclaims beneficial ownership of all such shares.

     (3) As reported by Mellon Bank Corporation ("Mellon"), a parent holding company, Mellon's wholly-owned subsidiary, Boston Group Holdings, Inc. ("BGH"), and BGH's wholly-owned subsidiary, the Boston Company, Inc. ("BC"). Mellon reported sole voting power as to 337,000 shares, shared voting power as to no shares, sole dispositive power as to 336,000 shares and shared dispositive power as to 52,000 shares. BGH and BC each reported sole voting power as to 297,000 shares, shared voting power as to no shares, sole dispositive power as to 303,000 shares and shared dispositive power as to 45,000 shares.

     (4) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Messrs. Sondker, Heaberlin, Flax and Buckley, Ms. Hart and all directors and executive officers as a group, respectively, 52,000, 32,000, 40,000, 15,000, 10,000, and 430,000, shares, which are subject to options exercisable within 60 days of December 31, 1996, granted under one or more of the Company's 1995 Stock Option Plan, Amended and Restated 1986 Stock Option and Incentive Plan (the "1986 Stock Option Plan," which expired by its terms in September 1996) and 1989 Non-Employee Director Stock Option Plan (the "1989 Stock Option Plan").

     (5) Includes directors and executive officers of the Company and the Bank.


                 PROPOSAL I - ELECTION OF DIRECTORS


     The Company's Board of Directors is composed of nine members. Approximately one-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify.

     The table below sets forth certain information regarding the members of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                        Shares of
                                                       Common Stock
                                              Term     Beneficially   Percent
                                   Director    to        Owned at      of
Name               Age   Position  Since(1)  Expire   12/31/96(2)(3)  Class

                                NOMINEES
                                --------

Paula R. Collins    47   Director    1993     2000        19,589      .29%

Thomas M. Foster    54   Director    1993     2000        19,661      .29


                       DIRECTORS CONTINUING IN OFFICE
                       ------------------------------

Richard J. Quinlan  63   Director    1979     1998       29,359      .44

Edward H. Sondker   49   Director,   1995     1998       57,000      .85
                         President
                         and Chief
                         Executive
                         Officer

Robert L. Witt      57   Director    1988     1998       34,418      .51

W. Blake Winchell   44   Director    1996     1998       10,101      .15

Roger K. Easley     60   Director    1984     1999       31,805      .47




John R. McKean      66   Chairman    1984     1999       50,026      .75
                         of the
                         Board

Angelo J. Siracusa  67   Director    1996     1999       10,432      .15


___________________

(1)     Includes service as a director of the Bank.

(2) Includes shares held directly, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary , with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power. Includes for Directors Collins, Foster, Quinlan, Sondker, Witt, Easley, Siracusa, Winchell, and McKean, respectively, 19,000, 19,000, 24,000, 52,000, 34,000, 24,000, 10,000, 10,000, and 24,000
shares which are subject to options exercisable within 60 days of December 31, 1996, granted under one or more of the Company's 1995 Stock Option Plan, 1986 Stock Option Plan and 1989 Stock Option Plan.

(3) Of the amounts listed for Directors Collins, Foster, Quinlan, Witt, Winchell, Easley, McKean and Siracusa, 489, 261, 267, 295, 101, 391, 826 and 432 consist of Stock Units representing deferred director fees credited to the respective Stock Unit Account of each director established under the Company's and the Bank's Stock in Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock Units credited to a director's Stock Unit Account will be settled upon the director's termination of service, for any reason, as a director by delivering to the director the number of shares of the Company's common stock equal to the number of whole stock units then credited to the director's Stock Unit Account. Until such time as the shares are delivered to a director upon termination of service, such director has none of the rights of shareholders generally, including the right to vote or dispose of the shares represented by the Stock Units.

     The business experience of each of the above directors for at least the past five years is as follows:

     Ms. Collins is a principal of The WDG Companies, San
Francisco, California, a real estate development firm she founded in 1982, and Chief Executive Officer of WDG Ventures, Inc., a subsidiary of The WDG Companies.

     Mr. Foster is an independent financial consultant with over 20 years of banking and financial experience. Mr. Foster was the President of Aircraft Technical Publishers, Brisbane, California, an aircraft maintenance library services company, from February 1989 until August 1992.

     Mr. Quinlan is First Vice President of Smith Barney,
Incorporated, Menlo Park, California, which firm has rendered investment banking services to the Company and the Bank.

     Mr. Sondker has served as President and Chief Executive
Officer of the Company and the Bank since August 1995. Prior thereto he was President and Chief Executive Officer of Independence One Bank of California from October 1990 until June
1995. Mr. Sondker is a director of Sunstone Hotel Investors, Inc., located in San Clemente, California.

     Mr. Witt is an independent consultant in the engineered materials industry. From July 1993 until September 1994, he was Chairman of the Board and Chief Executive Officer of Continuous Molding, Inc., a company developing advanced thermoplastic composite materials, located in Daly City, California. From April 1988 until July 1993, Mr. Witt was Chairman of the Board and Chief Executive Officer of Hexcel Corp., Dublin, California, a manufacturer of materials used in the aerospace, space and defense industries.

     Mr. Winchell is Managing Director of Generation Ventures, LLC, a venture investment group.

     Mr. Easley is President of Seven-Up Bottling Company of San
Francisco, California.

     Mr. McKean has served as Chairman of the Board of the Company since January 1994. Mr. McKean is the President of John R. McKean & Co. (CPAs), San Francisco, California.

     Mr. Siracusa recently retired as President of the Bay Area Council, a non-profit public policy organization, which he headed for 24 years. Mr. Siracusa serves on the Board of Directors of Bridge Housing Corporation and on the Board of Trustees of Golden Gate University.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

     Meetings of the Company's Board of Directors are generally held monthly. The Board of Directors of the Company held ten meetings during the fiscal year ended December 31, 1996. No incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Company's Board of Directors and by all committees of the Board of Directors of the Company on which he or she served during the year.

     During the fiscal year ended December 31, 1996, the Board of Directors of the Bank held ten meetings. No incumbent director of the Bank attended fewer than 75% of the total number of meetings held by the Bank's Board of Directors and by all committees of the Board of Directors of the Bank on which he or she served during the year.

     Directors' fees are paid to non-employee directors of the Bank and the Company in the amounts of $21,600 per annum, $1,000 per Board meeting attended and $750 per committee meeting attended ($500 in the case of telephonic meetings attended), plus an additional fee of $4,000 per annum for the Chairman of the Audit Committee and $2,400 per annum for each chairman of other Board committees. Only one fee for attendance at Board meetings of the Bank and the Company will be paid when the meetings are held on the same day.

     The Chairman of the Board received compensation for 1996 as follows: a Chairman fee of $60,000 per annum, a retainer of $21,600, and a fee of $36,000 for attendance at Board and committee meetings.

     Stock in Lieu of Cash Compensation Plan. In 1996, the Company and the Bank adopted the Stock in Lieu of Cash Compensation Plan for Non-Employee Directors (the "Stock in Lieu of Cash Plan"). The Stock in Lieu of Cash Plan provides for the deferral of compensation earned by non-employee directors of the Bank in the form of Stock Units ("Stock Units") in a Stock Unit account ("Stock Unit Account"). At least 20% of director fees must be converted into Stock Units, and directors may elect to have up to 100% of their fees converted.

     For dividends paid with respect to the Company's common stock, each non-employee director has credited to his or her Stock Unit
Account an additional number of Stock Units in an amount determined under the Stock in Lieu of Cash Plan. Each non-employee director's
Stock Unit Account shall be settled by delivering to the non-employee director (or his beneficiary) the number of shares of Company common stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

     Amended Outside Directors' Retirement Plan. The Bank maintains a retirement plan for outside directors who retire from the Bank's Board of Directors with at least three years of service on the Board at the date of retirement and who were elected to the Bank's Board of Directors prior to 1996. Pursuant to the Amended Outside Directors' Retirement Plan, the present value of the vested accrued benefits as of May 23, 1996 of each then-current outside director were contributed by the Bank in cash to a grantor trust administered by a third party trustee. Only Directors Easley, McKean, Collins, Foster, Quinlan and Witt are eligible participants in the Amended Outside Directors' Retirement Plan. Upon termination of a participant's service as a director of the Bank prior to a change in control of the Company or the Bank, the participant's benefit in the form of shares of the common stock of the Company held by the grantor trust will be distributed in ten installments, with the first installment generally being made within 30 days after termination of service and each subsequent installment generally being made annually thereafter. Upon a change in control of the Company or the Bank, the undistributed shares in the grantor trust will be converted into cash by the trustee and invested by the trustee in permitted investments with installment distributions being made in cash. Following a change in control of the Company or the Bank and the occurrence of a Trigger Event (as defined in the grantor trust), a single lump-sum cash payment will be made to participants in termination of the grantor trust and the Amended Outside Directors' Retirement Plan. Benefits paid in 1996 under the plan, to three retired directors of the Bank, totaled $68,700.

     Stock Option Awards.   During 1996, immediately exercisable
options to purchase 3,000 shares of the Company's common stock at an exercise price of $23.9375 per share were granted to each of Directors Collins, Foster, McKean, Witt, Easley and Quinlan, and immediately exercisable options to purchase 10,000 shares of the

Company's common stock at an exercise price of $33.1250 per share were awarded to each of Directors Winchell and Siracusa.

     Information regarding Stock Options granted to Director
Sondker, the President and Chief Executive Officer of the Company, is contained elsewhere in this Proxy Statement under the caption
"Option Grants in Last Fiscal Year."

     Set forth below is information regarding the Audit, Compensation and Benefits and Nominating Committees of the Company. The Board of Directors of the Company also has a Stock Option
Committee, the members of which are Directors Collins and Quinlan.

     The Audit Committee reviews audit and regulatory reports and related matters to ensure effective compliance by the Company and the Bank with regulatory and internal policies and procedures. Directors Quinlan, Collins, Winchell and Easley are members of this Committee. The Audit Committee held nine meetings during 1996.

     The Compensation and Benefits Committee is responsible for review and recommendations for approval by the Board of senior officers' salaries, other compensation and benefit programs and Board of Directors' and committee fees. The current members of the Compensation and Benefits Committee are Directors Collins and Quinlan. The Committee held eight meetings during 1996.

     The Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company and as Chairman of the Board. Directors McKean, Foster, Easley and Sondker are members of this Committee. The Committee held two meetings during 1996. While the Nominating Committee will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 60 days before the date of the annual meeting.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to the Company and the Bank for the years ended December 31, 1996, 1995 and 1994 of the Chief Executive Officer of the Company during 1996 and the other four most highly compensated executive officers of the Company and the Bank in 1996 (the "named officers").


                     SUMMARY COMPENSATION TABLE

                  Annual Compensation Long Term Compensation
                  ------------------- ----------------------
                                           Awards
Name and                                   Shares
Principal                                Underlying  All Other
Position          Year    Salary   Bonus   Options (2) Compensation
--------         ------   ------   -----   ----------- ------------


Edward H.        1996   $287,502 $143,750  40,000     $48,977(3)
Sondker(1)       1995    114,585      ---  80,000      13,180(3)
President and
Chief Executive
Officer

David A.         1996  $ 205,002  $82,001  40,000     $ 2,719(4)
Heaberlin(1)     1995     33,334      ---  20,000      10,086(4)
Executive Vice
President and
Chief Financial
Officer


Robert J. Flax   1996  $ 158,724  $63,490   3,000    $ 11,622(5)
Executive Vice   1995    157,590   15,570  10,000      15,339(5)
President and    1994    155,160   30,000     ---      14,152(5)
General Counsel

John N. Buckley  1996  $ 140,004 $ 56,002   5,000     $ 5,358(6)
Executive Vice   1995    119,617   19,500  10,000       9,374(6)
President        1994    108,480   29,000     ---         841(6)

Cynthia L. Hart  1996  $ 145,197 $ 56,002   5,000     $ 8,773(7)
(1) Executive    1995    118,928   13,000  10,000      13,025(7)
Vice President   1994    107,928   32,000     ---       6,886(7)


(1)     Mr. Sondker joined the Company on August 1, 1995; Mr.
        Heaberlin joined the Company on November 1, 1995; Ms.
        Hart resigned from the Company effective March 17, 1997.

(2) In 1996 and 1995, options to purchase 80,000 and 110,000 shares, respectively, were granted pursuant to the 1995 Stock Option Plan and options to purchase 13,000 and no shares, respectively, were granted pursuant to the 1986 Stock Option Plan.

(3) 1996: matching contribution to Mr. Sondker's account in the Bank's 401(k) Plan, $4,500; life insurance premium, $4,033; Executive physical, $880; closing costs related to the sale and purchase of Mr. Sondker's homes, $17,689; reimbursement for miscellaneous moving expenses, $21,875. 1995: life insurance premium, $397; moving expenses pursuant to Mr. Sondker's hiring agreement, $12,783.

(4) 1996: matching contribution to Mr. Heaberlin's account in the Bank's 401(k) Plan, $1,050; life insurance premium, $73; Executive physical, $1,596. 1995: moving expenses pursuant to Mr. Heaberlin's hiring agreement, $10,086.

(5) 1996: matching contribution to Mr. Flax's account in the Bank's 401(k) Plan, $9,800; life insurance premium, $73; Executive physical, $1,749. 1995: 401(k) Plan contribution, $9,000; life insurance premium, $73; ESOP contribution, $6,266. 1994: 401(k) Plan contribution $9,000; life insurance premium, $38; ESOP contribution, $5,114.

(6) 1996: Matching contribution to Mr. Buckley's account in the Bank's 401(k) Plan, $5,325; life insurance premium, $32. 1995: 401(k) Plan contribution, $3,588; life insurance premium, $32; ESOP contribution, $5,754.  1994:
        401(k) Plan contribution, $841.

(7) 1996: Matching contribution to Ms. Hart's account in the Bank's 401(k) Plan, $6,863; life insurance premium, $1,911; ESOP contribution $0. 1995: 401(k) Plan contribution, $4,511; life insurance premium, $2,248; ESOP contribution, $6,266. 1994: 401(k) Plan contribution, $2,711; ESOP contribution, $4,175.

     The following table sets forth certain information concerning grants of stock options pursuant to the 1995 Stock Option Plan and the 1986 Stock Option Plan to the named officers in 1996. No stock appreciation rights ("SARs") were granted in 1996.




                      OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------
                             Individual Grants
                   ------------------------------------
                               % of                     Potential Realizable
                     Number    Total                   Value at Assumed
                       of     Options                   Annual Rates of Stock
                     Shares   Granted                   Stock Price
                   Underlying    to      Per            Appreciation for
                     Options  Employees Share   Expira- Option Term
                   Granted(1) in FiscalExercise tion
                                Year    Price   Date      5%        10%
-----------------------------------------------------------------------------
Edward H. Sondker  40,000      24.39%   $31.25  3/01/06  $786,118  $1,992,178
David A. Heaberlin 40,000     24.39     31.25  3/01/06   786,118   1,992,178
Robert J. Flax      3,000      1.83     34.00  6/26/06    64,147     162,561
John N. Buckley     5,000      3.05     34.00  6/26/06   106,912     270,936
Cynthia L. Hart     5,000      3.05    34.00  6/26/06   106,912     270,936


(1) Of the options granted to Messrs. Sondker and Heaberlin, 12,000 vested on March 1, 1997, 12,000 will vest on March 1, 1998 and 16,000 will vest on March 1, 1999. The options granted to Messrs. Flax and Buckley will vest on June 26, 1997. The option granted to Ms. Hart was scheduled to vest on June 26, 1997 but was forfeited upon Ms. Hart's voluntary termination of employment with the Company on March 17, 1997. In the event of a change in control (as defined in the 1995 Stock Option Plan) of the Company, all options listed above (except for the option granted to Ms. Hart) which have not theretofore vested will vest in full.

     The following table sets forth certain information concerning the number and value of unexercised stock options at December 31, 1996 held by the named officers. None of the named officers held any SARs at December 31, 1996 or exercised any stock options or SARs during 1996.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
                             DECEMBER 31, 1996
---------------------------------------------------------------------------
                                     Number of Shares   Value of Un-
                                     Underlying Un-     Exercised In-the-
                                     exercised Options  Money Options at
                                     at FY-End          FY-End (1)
                                     ------------------ -------------------
                   Shares
                   Acquired
                   on       Value    Exercise- Un-Exer- Exercise-  Un-Exer-
Name               Exercise Realized able      cisable  able       cisable
-----------------------------------------------------------------------------

Edward H. Sondker  ---     $   ---   40,000   80,000   $700,000    $445,000

David A. Heaberlin ---         ---   20,000   40,000    314,980     445,000

Robert J. Flax     ---         ---   40,000    3,000    921,875      25,125

John N. Buckley    ---         ---   15,000    5,000    278,750      41,875

Cynthia L. Hart    ---         ---   10,000    5,000    173,750      41,875




             (1) The difference between the aggregate option exercise price and the fair market value of the underlying shares at December 31, 1996.

EMPLOYMENT CONTRACTS

     On January 1, 1997 the Company entered into new employment agreements with each of Messrs. Sondker, Heaberlin, Flax and Buckley and Ms. Hart. Each agreement provides for an initial term of one year, with automatic renewal for an additional year on each December 31 unless the Company or the executive gives prior written notice that the agreement is not to be renewed. The agreements provide for the payment of base salary as follows: Mr. Sondker $300,000 per annum; Mr. Heaberlin $210,000 per annum; Mr. Flax $160,008 per annum; Mr. Buckley $150,000 per annum; and Ms. Hart $150,000 per annum. Salaries will be reviewed on each July 1 and are subject to the discretion of the Board of Directors. The contracts provide for participation in an equitable manner in employee benefits applicable to executive personnel.

     In the event of termination by the Company without cause, Messrs. Sondker, Heaberlin and Flax would be entitled to receive a lump sum severance payment of 18 months salary, and Mr. Buckley and Ms. Hart would be entitled to severance payments of up to 12 months salary. Upon a change in control of the Company or Bank followed within 24 months by the involuntary termination of an executive (including the executive's relocation or a reduction in benefits or responsibilities) without cause, the executive would be entitled to a lump sum severance payment of 200% of annual salary. As noted elsewhere in this Proxy Statement, Ms. Hart voluntarily terminated her employment and employment agreement effective March 17, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of
Directors has furnished the following report on executive compensation:

         Compensation Philosophy Regarding Executive Officers
         ----------------------------------------------------

     The Compensation and Benefits Committee (the "Committee") of
the Board of Directors is responsible for supervising and
recommending for full Board approval the compensation and benefits of the executive officers of the Bank.  The Committee has
structured the compensation for executive officers of the Bank around three components: (1) base salary; (2) annual incentives;
and (3) long-term incentives.  The Committee's strategic goal is to pay executives for performance, by weighing the variable pay
components of compensation more heavily than base salary.   Toward
this end, the Committee's goal is to set base salary for the respective executive position, based upon individual experience and performance, at levels that are competitive but slightly below market average salary for the position. At the same time, total compensation, including annual cash and long-term incentives, is structured in a manner that allows executives to attain above-market total pay if the Bank and the individual are achieving stated goals; if goals are not achieved, total pay would be below market. In 1996, the committee retained the services of Strategic Compensation Associates ("SCA"), an independent compensation consulting firm, to competitively assess the Bank's executive compensation programs and make appropriate recommendations in accordance with the Committee's pay-for-performance philosophy.
SCA compiled a composite group of peer institutions and analyzed peer group compensation data from proxy statements, financial data, annual reports and published surveys; pay data was appropriately adjusted to compare with the Bank's size. SCA derived market consensus levels of total compensation for each executive position based on experience, responsibilities and scope of duties, and made recommendations as to appropriate base salary and target annual and long-term incentive compensation levels. The Committee updated its executive salary ranges based on SCA's data and recommendations effective July 1996. Base salary ranges were established in such a way that the midpoint of each range was approximately 5 to 15% below market consensus for each position. The Committee generally sets the base salary of each executive officer at the midpoint of the recommended salary range. Ranges for target long-term compensation for each executive position were also established by the Committee based on SCA's recommendations.

     Incentive and bonus programs for executive officers have been utilized by the Bank since it converted from a mutual to stock institution in 1986. Annual incentive plans for the executive officers commenced in fiscal year 1987 under a philosophy that was geared towards measuring performance based on the creation of shareholder value as reflected in certain financial measurements. Annual incentive compensation has also been based upon business unit and individual performance as measured against goals and objectives which were stated in the Bank's business plan. The Bank's annual incentive plans for executive officers have required that certain thresholds of corporate performance and regulatory ratings be met prior to an executive being entitled to an incentive payment under any of the three categories of the annual plans: corporate, business unit and individual performance.

     The 1996 Annual Senior Management Incentive Plan (the "1996 Plan") for the executive officers contained corporate, business unit and individual goals. Certain thresholds of performance were required to be met by the Bank prior to any officer eligibility for a bonus in 1996. These thresholds were net income and regulatory examination results, including satisfactory Community Reinvestment Act ("CRA") rating. Because these performance thresholds were met by the Bank, and all business unit and individual performance measures were achieved, the executive officers were entitled to payments under the 1996 Plan as follows: Edward Sondker, $143,750; David Heaberlin, $82,001; Robert Flax, $63,490; John Buckley, $56,002; and Cynthia Hart, $56,002. The bonus payments to the named executives for 1996 totaled $401,245.

     SCA developed and the Board adopted in 1993 a five year long-term incentive plan for the executive officers (the "LTIP") based upon certain performance criteria including shareholder return as measured by the increase in the value of the Company's common stock.  The Committee and the Board of Directors are satisfied that the LTIP is properly tied to a direct increase in shareholder value and provides the executive officers with an incentive to achieve goals that are expected to directly result in an increase in the price of the Company's common stock.  If the stock price does not increase, the officers receive no payments under the LTIP.  The awards were based on the executive officer's base salary and a factor related to the relative value of the executive's
contribution to achieving the goals set forth in the LTIP.  No performance units were granted in 1996 to any of the named
individuals.   In June 1996, the Committee amended certain of the
performance criteria to reflect changes in the strategy and direction of the Company since 1993. As of December 31, 1996, three of the stated goals contained in the LTIP were achieved, and 45% of the performance units vested in accordance with the terms of the Plan.

     The Committee considers the grant of stock options to executive officers to be a component of long-term compensation. In 1996, options were granted to the executive officers as follows:
Mr. Sondker, 40,000 shares; Mr. Heaberlin, 40,000 shares; Mr. Flax, 3,000 shares; Ms. Hart, 5,000 shares, and Mr. Buckley, 5,000 shares. The grants were based on the Committee's recognition of the exceptional performance of the named individuals, their leadership skills and their ability to affect the results of the Company, and most importantly, the importance of retaining the named individuals because of their impact on the future success of the Company.

                         CEO Compensation
                         ----------------

     Edward H. Sondker commenced employment as the Bank's President and Chief Executive Officer on August 1, 1995. Mr. Sondker's initial base salary of $275,000 per annum was set as part of the negotiation of his entire employment package. His base salary was adjusted to $300,000 as of July 1, 1996 as a result of the recommendations made by SCA and in accordance with the Committee's philosophy of setting base salary at slightly below peer market average for a comparable position. Mr. Sondker's total compensation package includes : (1) the aforementioned base salary;
(2) annual incentive target award of 50% of average annual base salary based upon achievement of agreed-upon 1996 performance goals; (3) an option to purchase 120,000 shares of Bay View common stock vesting over four years, and (4) a one year employment contract. On January 1, 1997, the Company entered into a new employment agreement with Mr. Sondker described elsewhere in this Proxy Statement. Mr. Sondker received an annual incentive award in the amount of $143,750, which represented 50% of his 1996 average annual base salary, for achieving corporate and individual performance goals in accordance with the terms of the 1996 Senior Management Incentive Plan. The Committee is satisfied that Mr. Sondker's total compensation package is reasonable and will continue to achieve the aforementioned goals of the Committee regarding executive compensation.

                     Employment Contracts
                     --------------------

     A more detailed description of the employment contracts with the currently employed named officers is contained elsewhere in this Proxy Statement.

              Deductibility of Executive Compensation
              ---------------------------------------

     Recent amendments to federal tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

     The foregoing report is furnished by Messrs. Easley
(Chairman), Quinlan and Witt.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The line graph below compares the cumulative total stockholder return on the Company's common stock to the cumulative total return of the Dow Jones Equity Market Index and Dow Jones Savings and Loan Index for the period December 31, 1991 through December 31, 1996. The graph assumes that $100 was invested on December 31, 1991 and that all dividends were reinvested.

                               [GRAPH]

                Bay View        Dow Jones         S&L Index
                --------        ---------         ---------

12/31/91           100              100               100
12/31/92            99              109               104
12/31/93           106              120               108
12/31/94            98              121                94
12/31/95           151              167               156
12/31/96           229              206               195


RETIREMENT PLAN

     The Bank terminated its non-qualified defined benefit supplemental executive retirement plan (the "Retirement Plan") as of December 31, 1995. The Bank has no continuing liabilities in connection with the Retirement Plan to any executive officers other than to Robert J. Flax, who will be entitled at normal retirement age (65) to an annual benefit, to be paid for 15 years, equal to 50% of his average base salary over the three calendar years preceding retirement, provided that such average base salary shall not exceed the amount of his base salary as of December 31, 1995. The Bank has continuing liabilities, which have been fully accrued, to former executive officers who retired from or are no longer employed by the Bank.

CERTAIN TRANSACTIONS

     Prior to the enactment on August 9, 1989 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank, like many savings associations, followed a policy of granting loans to eligible officers, directors and employees, generally for the financing of real estate and for consumer purposes. Under the Bank's policy, which was consistent with Federal Home Loan Bank Board regulations governing transactions with the Bank's affiliated persons, real estate loans were permitted to be made at rates 1.0 percentage point above the applicable adjustable mortgage loan index, which was generally the Eleventh District Federal Home Loan Bank cost of funds index, and consumer loans were permitted to be made at .75 to 1.0 percentage point below market rates. These loans were made in the ordinary course of business on substantially the same terms and collateral, except for interest rates and, in the case of real estate secured loans, waiver of loan origination fees, as those of comparable transactions prevailing at the time, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     FIRREA added a requirement that all loans and extensions of credit to the executive officers and directors of the Bank and their related entities be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In connection therewith, the Bank adopted a policy that directors and officers at or above the level of Vice President are not eligible for Bank loans. Loans approved prior to August 9, 1989 were not affected. In addition, all loans and other transactions between the Company and its affiliates are subject to approval by a majority of the directors of the Company, including a majority of its disinterested directors.

     Set forth below is certain information as of December 31, 1996 as to loans made by the Bank to any director or executive officer of the Company or the Bank whose aggregate indebtedness to the Bank exceeded $60,000 at any time since December 31, 1995. Except as otherwise indicated, all of such loans are secured by first liens on the borrower's principal residence.

                                 Largest
                                Aggregate
                                 Amount        Loan
                               Outstanding   Balance    Interest
                     Date         Since        as of     Rate as of
Name                of Loan     12/31/95    12/31/96    12/31/96
------------------------------------------------------------------

Robert J. Flax      08/26/86     $253,794    247,395     5.82%
                    03/15/88(1)    32,138     28,579     6.82


____________________
(1) Second mortgage secured by lien on borrower's principal residence.

     As required by the regulations of the Securities and Exchange Commission, the following information is provided with respect to certain proceedings: From April 1988 to July 1993, Director Robert
L. Witt was Chief Executive Officer and Chairman of the Board of Hexcel Corp. ("Hexcel"), Dublin, California. Mr. Witt resigned from the Board of Directors and all offices at Hexcel in July 1993. In December 1993, Hexcel filed for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). In December 1992, Hexcel and certain of its executive officers, including Mr. Witt, were named as defendants in a lawsuit alleging, among other things, violations of the federal securities laws by the defendants in connection with the satisfaction of Hexcel's public disclosure obligations. The action was settled and dismissed on June 6, 1995.

     Ms. Paula R. Collins became one of the founders of The WDG Companies ("WDG") in 1982. Ms. Collins and WDG have been involved in numerous real estate development projects and investments, virtually all of which have been successful. The two exceptions are acquisitions of existing buildings in individual transactions structured as separate limited partnerships. In September 1989, a limited partnership of which Ms. Collins was a General Partner transferred its assets to a lender for a deed in lieu of foreclosure (WDG-I Creekside Oaks, a California limited partnership). In May 1993, a real estate limited partnership (the "Limited Partnership") of which Ms. Collins is a partner of a general partnership, which is a general partnership of the Limited Partnership, filed a petition under the Bankruptcy Code. The Limited Partnership has been reorganized under Chapter 11 of the Bankruptcy Code and the reorganization plan has been confirmed by the courts.

        PROPOSAL II - APPROVAL OF AMENDMENT TO THE COMPANY'S
              RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has approved and recommends to the stockholders an amendment to the Certificate which would increase the number of shares of the Company's common stock authorized for issuance from 20 million to 60 million shares. As of March 31, 1997, 6,485,080 shares of Company common stock were issued and outstanding and 275,000 and 500,000 shares were reserved for issuance under the terms of the 1989 and 1995 Stock Option Plans, respectively (unadjusted for the 2-for-1 stock split to be effected June 2, 1997).

     The principal purpose for the proposed amendment is to give the Company greater flexibility in its financial affairs by making 40 million additional shares of common stock available for issuance by the Company in such transactions and at such times as the Board of Directors considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. The Company's stockholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. applicable to Nasdaq National Market issuing companies and the judgment of the Company's Board of Directors regarding the submission of such transaction to a vote of the Company's stockholders. The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of common stock, other than the 2-for-1 stock split to be effected June 2, 1997. Because stockholders do not have preemptive rights under the Certificate, the interests of existing stockholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.

  It is possible that additional shares of the Company's common stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for stockholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. For instance, such shares could be privately place with purchasers who might cooperate with the Company's Board of Directors in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Company's Board of Directors does not currently anticipate issuing additional shares of common stock for purposes of preventing a takeover of the Company, the Company's Board of Directors reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

     The resolutions of the Board of Directors setting forth the proposed amendment are attached to this Proxy Statement as Exhibit A.

     Adoption of the proposed amendment requires the affirmative vote of a majority of the total votes eligible to be cast at the Meeting. As soon as practicable after such affirmative vote has been taken and certified, the amendment will be filed with the Secretary of State of Delaware and will thereupon become effective. The Company currently has no plans for a public offering of its common stock, but will make application to list the additional shares at such time and in such manner as may be required by the Nasdaq National Market.


  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
       APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED
                    CERTIFICATE OF INCORPORATION



      PROPOSAL III - APPROVAL OF AMENDMENT TO THE COMPANY'S
               1995 STOCK OPTION AND INCENTIVE PLAN

     In 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan and it was approved by stockholders at the 1995 Annual Meeting of Stockholders. The 1995 Stock Option Plan provides for the grant of a variety of long-term incentive awards to officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends. In addition, the 1995 Stock Option Plan gives the Company the flexibility to award stock options in connection with the acquisition of other companies to the key executives of such companies to more closely align their interests with the shareholders of the Company.

      As of March 31, 1997, of the 500,000 shares of Company Common Stock reserved for issuance under the 1995 Stock Option Plan, only 57,250 shares remained. Without approval of the proposed amendment to reserve additional shares for issuance, Bay View will soon be unable to award any options under the Plan. Importantly, the Company's ability to continue to acquire companies, which the Board of Directors of the Company believes would be in the best interests of the Company's stockholders, may be severely impaired if the Company were unable to award stock options under the Plan to the key executives of such companies. The Board of Directors therefore recommends that the stockholders approve an amendment to the 1995 Stock Option Plan in order to increase by 500,000 the number of shares available for issuance under the 1995 Stock Option Plan to meet anticipated requirements for future grants for both present employees and employees of companies acquired by Bay View.

PRINCIPAL FEATURES OF THE 1995 STOCK OPTION PLAN

     Eligibility and Participation. Employees of the Company or its affiliates are eligible to participate in the 1995 Stock Option Plan.

     Awards. The 1995 Stock Option Plan provides for the granting of stock options, SARs, limited stock appreciation rights ("Limited SARs") and restricted stock awards.

     Shares Available; Non Transferability of Options. Pursuant to the 1995 Stock Option Plan, 500,000 shares of the Company's common stock are currently reserved for issuance. If the amendment to increase the number of shares reserved for issuance under the 1995 Stock Option Plan is approved by stockholders, 1,000,000 shares of the Company's common stock will be reserved for issuance. Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1995 Stock Option Plan.
Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

     Administration. The 1995 Stock Option Plan is administered by the Stock Option Committee of the Board of Directors of the Company.

     Stock Options. The term of stock options will not exceed ten years from the date of grant. The Committee may grant either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such "("non-qualified stock options"). In general, stock options will not be exercisable after the expiration of their terms. Subject to certain limited exceptions, the exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or with shares of Company common stock, or a combination of both.

     Concurrently with the grant of any stock option (an "Underlying Option), the Stock Option Committee may, in its discretion, authorize the grant of "Reload Options." Reload Options are intended to align officers' and employees' financial interests with the shareholders' interests by promoting stock retention. They become effective only when an optionee uses "mature" shares (i.e., shares held by the optionee for at least 12 months) to exercise an Underlying Option, and permit the optionee to purchase additional shares in an amount not to exceed the amount of mature shares used in connection with the exercise of the Underlying Option. No Reload Option may first become effective after the optionee has ceased to maintain "continuous service" with Bay View (as defined in the 1995 Stock Option Plan). Reload Options may be authorized with respect to options that are themselves granted as Reload Options. The exercise price of a Reload Option is the market value per share on the date the Reload Option becomes effective. A Reload Option becomes fully exercisable upon its effective date, and has a term equal to the remaining term of the Underlying Option.

     Stock Appreciation Rights. The Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Stock Option Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

     Limited Stock Appreciation Rights. Limited SARs will be exercisable only for a limited period in the event of a tender or exchange offer for shares of the Company's Common Stock, other than by the Company, where 25% or more of the outstanding shares are acquired in that offer or any other offer which expires within 60 days of that offer. The amount paid on exercise of a Limited SAR will be the excess of (i) the market value of the shares on the date of exercise or (ii) the highest price paid pursuant to the offer, over the exercise price. Payment upon exercise of a Limited SAR will be in cash. Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other.

     Restricted Stock. The Stock Option Committee may grant restricted stock, subject to forfeiture if the participant fails to fulfill the conditions imposed with respect to the restricted stock. The holder of restricted stock shall have all of the rights of a stockholder, including the right to receive dividends and the right to vote the shares. The participant may not, however, sell, assign, transfer, pledge or otherwise encumber any of the restricted stock during the restricted period.

     Effect of Merger and Other Adjustments. Shares as to which awards may be granted under the 1995 Stock Option Plan, and shares then subject to awards, will be adjusted by the Stock Option Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company.

     In the case of any merger, consolidation or combination of the Company with or into another entity, whereby either the Company is not the continuing entity or its outstanding shares are converted into or exchanged for securities, cash or property, or any combination thereof, any participant to whom a stock option, SAR or Limited SAR has been granted will have the right upon exercise of the option, SAR or Limited SAR to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, SAR or Limited SAR over the exercise price of the option multiplied by the number of shares with respect to which the option, SAR or Limited SAR has been exercised. In addition, any stock option holder will have the right in the case of such merger, consolidation or combination to purchase upon exercise of the option the amount of shares of stock of the continuing company as adjusted for the merger.

     Amendment and Termination. The Board of Directors of the Company may at any time amend, suspend or terminate the 1995 Stock Option Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which shall (i) materially increase the benefits accruing to participants under the plan; (ii) materially increase the number of securities which may be issued under the plan; or (iii) materially modify the requirements as to eligibility for participation in the plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his or her consent, in any award theretofore made pursuant to the 1995 Stock Option Plan. Unless previously terminated, the 1995 Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax laws, awards under the 1995
Stock Option Plan will have the following consequences:

(1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

(2) In order to qualify as an "Incentive Stock Option," a stock option awarded under the Stock Option Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the date of grant of the option. The exercise of an Incentive Stock Option generally will not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $175,000 of "minimum taxable income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 35% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described above are satisfied, the participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

(4) The exercise of a SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.
(5) Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

(6) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above provided that the Company meets its federal withholding tax obligations.

AWARDS UNDER THE 1995 STOCK OPTION PLAN

     The following table presents information with respect to the dollar value and the number of awards outstanding as of December 31, 1996 under the 1995 Stock Option Plan. The exercise price for all of the outstanding awards is the market value of the Bay View common stock on the date of grant.

                               Value of                 Number
      Participant              Options (1)            of Options
-------------------------------------------------------------------

Edward H. Sondker............  $1,145,000               120,000
David A. Heaberlin...........     759,980                60,000
Robert J. Flax...............     173,750                10,000
John L. Buckley..............     302,500                15,000
Cynthia L. Hart..............     215,625                15,000
All current executive
officers as a group..........   2,860,730               233,500
All current directors
who are not executive
officers, as a group.........        N/A                      0
All employees, including
all current officers who
are not executive officers,
as a group...................   1,277,020                67,500



(1) The difference between the aggregate option exercise price and the fair market value of the underlying shares at December 31, 1996.

     Additional awards under the 1995 Stock Option Plan may be granted to eligible participants in the future at the discretion of the Stock Option Committee.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
      THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 STOCK
                           OPTION PLAN

                             AUDITORS

     The Board of Directors of the Company has appointed Deloitte
& Touche LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1997. Representatives of Deloitte & Touche LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                        STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of the Company, 2121 South El Camino Real, San Mateo, California 94403, no later than December 19, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                           OTHER MATTERS

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $6,000 plus reasonable out-of-pocket expenses.


BY ORDER OF THE BOARD OF DIRECTORS




ROBERT J. FLAX
Secretary

San Mateo, California
April 18, 1997

                                                   EXHIBIT A


PROPOSED AMENDMENT TO SECTION 4 OF RESTATED CERTIFICATE OF
INCORPORATION OF BAY VIEW CAPITAL CORPORATION

Resolutions of the Board of Directors adopted on March 27, 1997 setting forth the proposed amendment with respect to the increase in authorized shares of common stock:

RESOLVED, that the first sentence of Section 4 of the Restated
Certificate of Incorporation of the Company be amended as follows:

Section 4.  Capital Stock.  The total number of shares of capital
            -------------
stock which the Corporation has authority to issue is 67,000,000, of which 60,000,000 shall be common stock, par value $.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the Board of Directors upon issuance.

                   BAY VIEW CAPITAL CORPORATION

           ANNUAL MEETING OF STOCKHOLDERS - May 22, 1997


     The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 2121 South El Camino Real, San Mateo, California, on May 22, 1997 at 2:00 p.m., local time, and at any and all adjournments and postponements thereof.

     I.  The election as directors of all nominees listed below
(except as marked to the contrary)

                ___ FOR            ___ VOTE WITHHELD

INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name below.

             PAULA R. COLLINS         THOMAS M. FOSTER


    II. The approval and adoption of an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 20,000,000 to 60,000,000

       ___ FOR              ___ AGAINST       ___ ABSTAIN


   III. The approval and adoption of an amendment to the Company's 1995 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 500,000 to 1,000,000

       ___ FOR              ___ AGAINST       ___ ABSTAIN


       In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote "FOR" the election of the nominees listed above and "FOR" each of the foregoing proposals.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote "FOR" the election of the nominees listed above.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This proxy may be revoked at any time before it is voted by:
(i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect.
                     (Continued and to be SIGNED on Reverse Side)

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy
Statement and an Annual Report to Stockholders.


                             Dated: ________________________, 1997


                             ____________________________________
                                 Signature of Stockholder


                             ____________________________________
                                 Signature of Stockholder


                             Please sign exactly as your name(s)
                             appear(s) to the left. When signing as
                             attorney, executor, administrator,
                             trustee or guardian, please give your
                             full title.  If shares are held
                             jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE

                                                     APPENDIX B


                    BAY VIEW CAPITAL CORPORATION

      Amended and Restated 1995 Stock Option and Incentive Plan


      1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining officers and employees of the Corporation and its Affiliates. The Plan is intended to be an incentive stock option plan within the meaning of
Section 422 of the Code but not all Options granted hereunder are required to be Incentive Stock Options.

      2. Definitions. The following definitions are applicable to the Plan:

          "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation as such terms are defined in Section 425(e) and (f), respectively, of the Code.

          "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

          "Code" -- means the Internal Revenue Code of 1986, as amended.

          "Committee" -- means the Committee referred to in Section
3 hereof.

          "Continuous Service" -- shall mean the absence of any interruption or termination of service as an officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Stock Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor.

          "Corporation" -- means Bay View Capital Corporation, a
Delaware Corporation and any successor thereto.

          "Early Retirement" -- means retirement from employment with the Corporation prior to the Participant either (i) having reached the age of 55 or (ii) having maintained Continuous Service for at least three years.

          "Employee" -- means any person, including an officer, who is employed by the Corporation or any Affiliate.

          "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended.

          "Exercise Price" -- means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in
Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

          "Incentive Stock Option" -- means an option to purchase
Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

          "Limited Stock Appreciation Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

          "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Employee Director" - means a director who (i) is not currently an Employee; (ii) does not receive compensation from the Corporation or any Affiliate in any capacity other than as a director (except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K); and (iii) does not possess an interest in any other transactions and is not engaged in a business relationship for which disclosure would be required pursuant to
Item 404(a) or (b) of Regulation S-K.

          "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section
422(b) of the Code.

          "Normal Retirement" -- means retirement from employment with the Corporation after the Participant has (i) reached the age of 55 and (ii) maintained Continuous Service for at least three years.

          "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" -- means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

          "Plan" -- means the 1995 Stock Option and Incentive Plan of the Corporation.

          "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and
(ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

          "Reload Option" -- means an Option to purchase Shares that is granted pursuant to Section 6 hereof and is subject to the limitations and restrictions of Section 7(g) hereof.

          "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 hereof with respect to Restricted
Stock awarded under the Plan.

          "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

          "Right" -- means a Limited Stock Appreciation Right or a Stock Appreciation Right.

          "Shares" -- means the shares of common stock of the Corporation.

          "Stock Appreciation Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

          "Ten Percent Beneficial Owner" -- means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

      3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan;
(iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

      4. Participation. The Committee may select from time to time Participants in the Plan from those officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

      5. Shares Subject to Plan. Subject to adjustment by the operation of Section 12 hereof, the maximum number of shares with respect to which Awards may be made under the Plan is 500,000 shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

      6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant,
(iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. Notwithstanding the foregoing, no individual shall be granted awards in any calendar year with respect to more than 25% of the total shares subject to the Plan.

      7.     Exercise of Options or Rights.

          (a) An Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant, and except as provided in paragraphs (c), (d), (e) and (f) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

          (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

          (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total and partial disability and Early Retirement, but excluding Normal Retirement, death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service due to Normal Retirement, such Participant may, but only within the period of two years immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right.

          (e) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month or two year periods referred to in paragraphs (c) and (d), respectively, of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of two years succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     (f) Notwithstanding the provisions of subparagraphs (c) through (e) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

     (g) Concurrently with the grant of any Option (an "Underlying Option"), the Committee may authorize Reload Options permitting the grantee of the Underlying Option to purchase for cash, Shares or a combination thereof an aggregate number of Shares not greater than the sum of (i) the number of Mature Shares (as defined hereinbelow) used in exercises of the Underlying Option and
(ii) to the extent authorized by the Committee, the number of Mature Shares used to satisfy any tax withholding requirement incident to exercises of the Underlying Option. The grant of each Reload Option so authorized by the Committee shall become effective upon the exercise(a "Stock Exercise") of all or part of the Underlying Option through the use of Shares held by the optionee for at least 12 months prior to such exercise ("Mature Shares"), provided, however, that no Reload Option shall first become effective after the optionee has ceased to maintain Continuous Service. Reload Options may be authorized with respect to Options that are themselves granted as Reload Options. Upon each Stock Exercise of an Underlying Option, the Exercise Price of the resulting Reload Option, the number of Shares covered thereby, and, in the discretion of the Committee and subject to the limitations and restrictions of Section 8 hereof, the determination that the Reload Option is intended to qualify as an Incentive Stock Option, shall be evidenced through an amendment to the agreement or other instrument evidencing the Underlying Option. The Exercise Price of a Reload Option shall be the Market Value per Share on the date the grant of the Reload Option becomes effective. Each Reload Option shall become fully exercisable upon its effective date. The term of each Reload Option shall be equal to the remaining term of the Underlying Option.

      8. Incentive Stock Options. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant,
(iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110% of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

      9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

     A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

     For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of shares which, together with all other shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (i) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (ii) the valuation placed on such securities or property by the Committee.

     11. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11.

          (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs
(c), (d) and (e) of this Section 11 and Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or Normal or Early Retirement) unless the Committee shall otherwise determine and provide in the agreement referred to in paragraph (d) of this
Section 11, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or Normal or Early Retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

          (c) Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1995 Stock Option and Incentive Plan of Bay View Capital Corporation and an Agreement entered into between the registered owner and Bay View Capital Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary of Bay View Capital Corporation, 2121 South El Camino Real, San Mateo, California 94403."

          (d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

          (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or a specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or
(ii) the forfeiture of such shares under paragraph (b) of this
Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

          (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph
(b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

     12. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan and shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

     13. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have, in addition to the rights of exercise pursuant to Section 7 hereof, the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     14. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this
Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. Upon a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 11 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause
(iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

     15. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution, or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     16. Employee Rights Under the Plan. No officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     17. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provision of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

     18. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such shares sufficient to cover the amount required to be withheld.

     19. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by the shareholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.